Exhibit 10.05

NEW SALLY HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

Dated as of [•], 2006

Table of Contents

		Page
ARTICLE I

GOVERNANCE

1.1	Composition of the Board of Directors	2
1.2	Committees	3
1.3	Certificate of Incorporation and By-laws	3
1.4	Termination of Article I	3

ARTICLE II

REGISTRATION

2.1	Demand Registrations	3
2.2	Piggyback Registrations	7
2.3	Registration Procedures	8
2.4	Registration Expenses	12
2.5	Participation in Underwritten Registrations	13
2.6	Shelf Take-Downs	13
2.7	Rule 144; Legended Securities; etc.	14
2.8	Holdback	15

ARTICLE III

TRANSFERS

3.1	CDR Investor Group Transfer Restrictions	16
3.2	Family Stockholders Transfer Restrictions	16
3.3	Termination of Article III	17

ARTICLE IV

INDEMNIFICATION

4.1	Indemnification	17

ARTICLE V

DEFINITIONS

5.1	Defined Terms	20
5.2	Terms Generally	25

i

Table of Contents

(continued)

ii

STOCKHOLDERS AGREEMENT, dated as of [•], 200_ (as it may be amended from time to time, this “Agreement”), among (i) New Sally Holdings, Inc., a Delaware corporation (the “Company”), (ii) CDRS Acquisition LLC, a Delaware limited liability company (“CDR Investor”), (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership (“CDR Parallel Fund”), (iv) each Family Stockholder, and (v) any other Stockholder that may become a party to this Agreement after the date and pursuant to the terms hereof.

W I T N E S S E T H:

WHEREAS, pursuant to an Investment Agreement, dated as of June 19, 2006 (as amended from time to time in accordance with its terms, the “Investment Agreement”), among the Company, Alberto-Culver Company, a Delaware corporation (“Alberto-Culver”), New Aristotle Company, a Delaware corporation, Sally Holdings, Inc., a Delaware corporation (“Sally”) and CDR Investor, CDR Investor has agreed to acquire, on the terms and subject to the conditions set forth in such agreement, newly issued shares of the Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of the Company Stock (such transaction, the “Investment”);

WHEREAS, pursuant to the Investment Agreement, CDR Investor may assign all or a portion of its rights thereunder to CDR Parallel Fund;

WHEREAS, as of the date hereof, the parties hereto (other than the Company) will own the following number of shares of Common Stock: (i) CDR Investor will own [•] shares of Class A Common Stock, (ii) CDR Parallel Fund will own [•] shares of Class A Common Stock, and (iii) the Family Group, in the aggregate, will own, [•] shares of Common Stock (the “Initial Family Group Shares”);

WHEREAS, at 12:01 a.m. Eastern Standard Time on the first day following the date hereof, each outstanding share of Class A Common Stock held by CDR Investor and CDR Parallel Fund shall automatically convert into a share of Common Stock;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Investment Agreement that the Company execute and deliver this Agreement; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investment and the ownership of shares of Common Stock, including certain registration rights applicable to such shares, restrictions on the transfer of such shares, and the management of the Company and its subsidiaries.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

GOVERNANCE

1.1 Composition of the Board of Directors. (a) The by-laws of the Company shall provide that so long as this Article I is in effect the Board shall consist of eleven directors divided into three classes, as nearly equal in number as possible, such directors to be nominated and elected in accordance with the by-laws and the provisions of this Agreement. Subject to Section 6.2(a) of the Investment Agreement, as of the Closing Date, the directors shall consist of five directors designated by CDR Investor, at least two of whom qualify as Independent Directors (such designees and any persons nominated pursuant to Section 1.1(b) and elected as directors and any persons designated as replacement directors pursuant to Section 1.1(c), the “CDR Designees”) and six directors, one of whom shall be the individual identified pursuant to Section 6.2(a) of the Investment Agreement and five additional directors designated by Alberto-Culver, at least four of whom qualify as Independent Directors, pursuant to such Section (such designees, any persons nominated and elected as directors or designated as replacement directors pursuant to Section 1.1(d) and any other director (other than the CDR Designees) (the “Non-CDR Directors”)), and two CDR Designees and two Non-CDR Directors will be represented in each of Class I and Class II and Class III shall consist of one CDR Designee and two Non-CDR Directors. In connection with the 2007 annual meeting of the Company, the Company shall take all actions necessary to provide that the initial CDR Designees and the initial Non-CDR Directors included in Class I as of the date hereof are nominated for re-election to the Board at such annual meeting.

(b) Following the 2007 annual meeting of stockholders of the Company: (i) so long as the CDR Percentage Interest equals or exceeds 45%, CDR Investor shall have the right to nominate five directors; (ii) if the CDR Percentage Interest is less than 45% but equals or exceeds 35%, CDR Investor shall have the right to nominate four directors; (iii) if the CDR Percentage Interest is less than 35% but equals or exceeds 25%, CDR Investor shall have the right to nominate three directors; (iv) if the CDR Percentage Interest is less than 25% but equals or exceeds 15%, CDR Investor shall have the right to nominate two directors; and (v) if the CDR Percentage Interest is less than 15% but equals or exceeds 5%, CDR Investor shall have the right to nominate one director. Following the 2007 annual meeting of stockholders of the Company, the remaining directors of the Board shall be nominated in accordance with this Agreement and the provisions of the by-laws of the Company.

(c) Subject to Section 1.1(b), the CDR Designees who are members of the Nominating and Corporate Governance Committee (or if none remain in office, the remaining CDR Designees) shall have the right to designate any replacement for a CDR Designee upon the death, resignation, retirement, disqualification or removal (except for a director removed for cause by the stockholders) from office of such director.

(d) Until the 2007 annual meeting of stockholders of the Company, the Non-CDR Directors by majority vote or consent of those Non-CDR Directors then in office shall have the right to designate any replacement for a Non-CDR Director upon the death, resignation, retirement, disqualification or removal (except for a director removed for cause by the stockholders) from office of such director.

1.2 Committees. The Board shall have the following committees: an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Finance Committee (as such terms are defined in the Company’s by-laws). Each of the foregoing committees shall have four members, of whom, in each case, two members shall be CDR Designees and two shall be Non-CDR Directors, provided that all the members of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall qualify as Independent Directors. The chairperson of each of the Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee shall be a CDR Designee, and the chairpersons of the remaining committees shall be Non-CDR Directors.

1.3 Certificate of Incorporation and By-laws. The Company and CDR Investor shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing Date that the certificate of incorporation and by-laws of the Company are not inconsistent with the provisions of this Agreement or the transactions contemplated hereby.

1.4 Termination of Article I. Subject to Section 7.1, this Article I shall terminate and be of no further force or effect on the tenth anniversary of the Closing Date.

ARTICLE II

REGISTRATION

2.1 Demand Registrations.

(a) Requests for Registration. At any time following the first anniversary of the Closing Date, CDR Investor may request in writing, on behalf of CDR Investor Group, that the Company effect the registration of all or any part of the Registrable Securities held by CDR Investor Group (a “Registration Request”), provided that, prior to the second anniversary of the Closing Date, the number of shares of Common Stock to be sold by CDR Investor Group pursuant to a Registration Request shall be limited to an amount that will not cause the CDR Percentage Interest to be less than 35%. At any time following the 180th day after the Closing Date, the Family Group Representative may make a Registration Request on behalf of the Family Group, provided that the number of shares of Common Stock to be sold by the Family Group pursuant to such Registration

Request (i) shall equal 50% of the Initial Family Group Shares if such Registration Request is made prior to the first anniversary of the Closing Date, and (ii) shall equal at least 50% of the Initial Family Group Shares if such Registration Request is made following the first anniversary of the Closing Date, and, provided further, that such sale shall not be prohibited under the Support Agreement. Promptly after its receipt of any Registration Request, the Company will give written notice of such request to all other Stockholders, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by any other Stockholders by written notice to the Company given within fifteen Business Days after the date the Company has given such Stockholders notice of the Registration Request. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 2.1. Any registration requested by CDR Investor or by the Family Group Representative pursuant to Section 2.1(a) or 2.1(c) is referred to in this Agreement as a “Demand Registration”.

(b) Limitation on Demand Registrations. CDR Investor will be entitled to initiate no more than five Demand Registrations (other than Short-Form Registrations permitted pursuant to Section 2.1(c)) and the Family Group Representative will be entitled to initiate no more than two Demand Registrations, provided that the Family Group Representative will not be entitled to initiate its second Demand Registration until after CDR Investor has initiated at least one Demand Registration (as determined for the purposes of the limitations in this Section 2.1(b)). No request for registration will count for the purposes of the limitations in this Section 2.1(b) if (i) CDR Investor or the Family Group Representative, as the case may be, determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration due to marketing or regulatory reasons, (ii) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the Commission (other than solely by reason of CDR Investor or the Family Group Representative, as the case may be, having refused to proceed) and CDR Investor or the Family Group Representative, as the case may be, withdraws its Registration Request prior to such Registration Statement being declared effective, (iii) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to CDR Investor’s or the Family Group Representative’s, as the case may be, reasonable satisfaction within thirty days of the date of such order, (iv) more than 10% of the Registrable Securities requested by CDR Investor or the Family Group Representative, as the case may be, to be included in the registration are not so included pursuant to Section 2.1(f), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by CDR Investor or the Family Group Representative, as the case may be). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 2.1(a) regardless of whether or not such request counts toward the limitation set forth above.

(c) Short-Form Registrations. The Company will use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registrations”), and, if requested by CDR Investor or the Family Group Representative, as the case may be, and available to the Company, such Short-Form Registration will be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Securities, pursuant to Rule 415. In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration. The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration. If any Demand Registration is proposed to be a Short-Form Registration and an underwritten offering, and if the managing underwriter shall advise the Company that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included in a Short-Form Registration, then the Company will file a registration statement on Form S-1 or supplement the Short-Form Registration as reasonably requested by such managing underwriter (it being understood and agreed that any such registration shall not count as a “Demand Registration” for purposes of calculating how many “Demand Registrations” CDR Investor or the Family Group Representative, as the case may be, has initiated).

(d) Restrictions on Demand Registrations. If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415, with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Stockholders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement, provided, that the Company shall not be permitted to do so (x) more than four times during any twelve-month period or (y) for periods exceeding, in the aggregate, ninety days during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, such Stockholders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, CDR Investor or the Family Group Representative, as the case may be, will be entitled to withdraw such request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 2.1(b). The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

(e) Selection of Underwriters.

(i) If CDR Investor or the Family Group Representative, as the case may be, intends that the Registrable Securities covered by its Registration Request shall be distributed by means of an underwritten offering, CDR Investor or the Family Group Representative, as the case may be, will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the other Stockholders with respect to such Registration Request. In such event, the lead underwriter to administer the offering will be chosen by CDR Investor or the Family Group Representative, as the case may be, subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company.

(ii) If the offering is underwritten, the right of any Stockholder to registration pursuant to this Section 2.1 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting (unless otherwise agreed to by CDR Investor or the Family Group Representative, as the case may be), and each such Stockholder will (together with the Company and the other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any Stockholder disapproves of the terms of the underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and CDR Investor or the Family Group Representative, as the case may be.

(f) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Section 2.1 any securities that are not Registrable Securities, without the prior written consent of CDR Investor in the case of a Registration Request made by CDR Investor or of the Family Group Representative in the case of a Registration Request made by the Family Group Representative. If the managing underwriter advises the Company that in its reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, Registrable Securities of CDR Investor Group in the case of a Registration Request made by CDR Investor or of the Family Group in the case of a Registration Request made by the Family Group Representative and (ii) second, Registrable Securities of any other Stockholders who have delivered written requests for Piggyback Registration pursuant to Section 2.2, pro rata on the basis of the aggregate number of Registrable Securities owned by each such Stockholder and (iii) any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(g) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) shall not be deemed to have been effected unless it is declared effective by the Commission and remains effective for the period specified in Section 2.3(b).

2.2 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 2.1 or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Stockholders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any Stockholder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the 15th Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.2 prior to the effectiveness of such registration, whether or not any Stockholder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2.2(c) the Company will have no liability to any Stockholder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 2.2(a) is proposed to be underwritten, the Company will so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any Stockholder to registration pursuant to this Section 2.2 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting, and each such Stockholder will (together with the Company and the other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Stockholder disapproves of the terms of the underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and CDR Investor or the Family Group Representative, as the case may be.

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell and (ii) second, Registrable Securities of any Stockholders who have requested registration of Registrable Securities pursuant to Sections 2.1 or 2.2, pro rata on the basis of the aggregate number of such securities or shares owned by each such Stockholder or Person.

2.3 Registration Procedures. Subject to Section 2.1(d), whenever the Stockholders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Sections 2.1 or 2.2 of this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof. A registration requested pursuant to Section 2.1(a) shall be effected by the filing of a Registration Statement on a form agreed to by CDR Investor or the Family Group Representative, as the case may be. Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:

(a) prepare and (within forty-five days after the end of the fifteen Business Day period within which requests for registration may be given to the Company pursuant hereto) file with the Commission a Registration Statement with respect to such Registrable Securities, make all required filings with the NASD and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to Stockholders’ Counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense.

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six months or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or two years in the case of shelf registration statements (or such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities) or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f) promptly notify each seller of such Registrable Securities and Stockholders’ Counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) promptly notify each seller of any Registrable Securities covered by such Registration Statement and Stockholders’ Counsel (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes;

(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or NASDAQ, as determined by the Company;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(j) enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as CDR Investor or the Family Group Representative, as the case may be, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

(k) make available for inspection by any seller of Registrable Securities and Stockholders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that CDR Investor or the Family Group Representative, as the case may be, will, and will use its commercially reasonable efforts to cause each such underwriter, accountant or other agent to, (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) minimize the disruption to the Company’s business in connection with the foregoing;

(l) otherwise comply with all applicable rules and regulations of the Commission, and will provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five days after the end of any twelve-month period (or ninety days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters or if no underwriting commencing with the first month of the first fiscal quarter after the effective date of the registration statement;

(m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(n) take such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(o) obtain one or more comfort letters, addressed to the sellers of Registrable Securities, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering dated the date of the closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as CDR Investor or the Family Group Representative, as the case may be, holding Registrable Securities being sold in such offering reasonably request;

(p) provide legal opinions of the Company’s outside counsel, addressed to the Stockholders holding the Registrable Securities being sold, dated the effective date of such Registration Statement, each amendment and supplement thereto (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(q) take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of Stockholders’ Counsel to effect the registration of such Registrable Securities contemplated hereby.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Stockholder covered thereby by name, or otherwise identifies such Stockholder as the holder of any securities of the Company, without the consent of such Stockholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law.

The Company may require each Stockholder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Stockholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

2.4 Registration Expenses.

(a) Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the New York Stock Exchange or NASDAQ. All Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

(b) In connection with each Demand Registration and each Piggyback Registration in which members of CDR Investor Group and/or members of the Family Group participate, the Company will reimburse each of CDR Investor and the Family Group Representative for the reasonable fees and disbursements of one counsel for each of them (“Stockholders’ Counsel”).

2.5 Participation in Underwritten Registrations.

(a) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by CDR Investor in the case of a Registration Request made by CDR Investor or by the Family Group Representative in the case of a Registration Request made by the Family Group Representative (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no Stockholder will be required to sell more than the number of Registrable Securities that such Stockholder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Stockholder’s failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, no Stockholder will be required to agree to any indemnification obligations on the part of such Stockholder that are greater than its obligations pursuant to Section 5.1(b).

(b) Each Stockholder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f), such Stockholder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Stockholder receives copies of a supplemented or amended prospectus as contemplated by such Section 2.3(f). In the event the Company gives any such notice, the applicable time period mentioned in Section 2.3(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.5(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(f).

2.6 Shelf Take-Downs.

(a) Subject to Sections 2.1(a) and 2.1(b), at any time that a shelf registration statement covering Registrable Securities is effective, if CDR Investor or the Family Group Representative delivers a notice to the Company (a “Take-Down Notice”) stating that members of CDR Investor Group or the Family Group, as the case may be, intend to effect an underwritten offering of all or part of the Registrable Securities included by them on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering, then, the Company shall amend or supplement the shelf registration statement or related prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering, provided that (x) CDR Investor shall not be entitled to deliver (i) an aggregate of more than three Take-Down Notices in any twelve-month period or (ii) any Take-Down Notice within thirty days after the effective date of any Registration Statement of the Company hereunder and (y) the Family Group Representative shall not be entitled to deliver (i) more than one Take-Down Notice or (ii) any Take-Down Notice within thirty days after the effective date of any Registration Statement of the Company hereunder. In connection with any Shelf Underwritten Offering:

(i) CDR Investor or the Family Group Representative, as the case may be, shall also deliver the Take-Down Notice to all other Stockholders included on such shelf registration statement and permit each Stockholder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Stockholder notifies CDR Investor or the Family Group Representative, as the case may be, and the Company within five Business Days after delivery of the Take-Down Notice to such Stockholder; and

(ii) in the event that the underwriter advises the Company in its reasonable opinion that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take-down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 2.1(f) with respect to a limitation of shares to be included in a registration.

2.7 Rule 144; Legended Securities; etc.

(a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information requirements.

(b) The Company will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, or (ii) (x) otherwise permitted under the Securities Act, (y) the Stockholder of such shares shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect, and (z) the Stockholder of such shares expressly requests the issuance of such certificates in writing.

(c) The Company will use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.8 Holdback. In consideration for the Company agreeing to its obligations under this Agreement, each Stockholder agrees in connection with any registration of the Company’s securities (whether or not such Stockholder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period so long as all Stockholders holding more than 5% of the outstanding shares of Common Stock (including any Stockholders with Beneficial Ownership of more than 5% of the outstanding shares of Common Stock reportable by such Stockholders on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report)) are bound by a comparable obligation, provided that nothing herein will prevent (i) any Stockholder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound or (ii) any transfer by members of the Family Group to Family Permitted Transferees. With respect to such underwritten offering of Registrable Securities covered by a registration pursuant to Sections 2.1, 2.2 or 2.3, the Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter, provided that notwithstanding anything to the contrary herein, the Company’s obligations under this Section 2.8 shall not apply during any twelve-month period for more than an aggregate of 180 days with respect to any Short Form Registrations or Shelf Underwritten Offerings.

ARTICLE III

TRANSFERS

3.1 CDR Investor Group Transfer Restrictions. (a) Prior to the first anniversary of the Closing Date, no member of CDR Investor Group will, directly or indirectly, sell, transfer, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Common Stock except (i) to other members of CDR Investor Group, (ii) in connection with a Registration Request made by the Family Group Representative, (iii) in connection with a Buyout Transaction, or (iv) in a transaction approved by a majority of the directors of the Company who qualify as Independent Directors.

(b) Following the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, no member of CDR Investor Group will, directly or indirectly, sell, transfer, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Common Stock except (i) to other members of CDR Investor Group, (ii) in connection with a Registration Request made by the Family Group Representative, (iii) in connection with a Buyout Transaction, (iv) if following the closing of such transfer, the CDR Percentage Interest would not be less than 35%, or (v) in a transaction approved by a majority of the directors of the Company who qualify as Independent Directors.

(c) Any transfer or attempted transfer of shares of Common Stock in violation of this Section 3.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the stock register of the Company.

(d) CDR acknowledges that this Section 3.1 may be enforced by the Company at the direction of a majority of the Independent Directors.

3.2 Family Stockholders Transfer Restrictions. (a) Prior to the first anniversary of the Closing Date, no member of the Family Group will, directly or indirectly, sell, transfer, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Common Stock except (i) to other members of the Family Group or Family Permitted Transferees, (ii) in connection with a Buyout Transaction, (iii) in connection with a Registration Request made by the Family Group Representative no earlier than the 180th day following the Closing Date, provided that the number of shares of Common Stock to be sold by the Family Group pursuant to such Registration Request (x) shall equal 50% of the Initial Family Group Shares if such Registration Request is made prior to the first anniversary of the Closing Date, and (y) shall equal at least 50% of the Initial Family Group Shares if such Registration Request is made following the first anniversary of the Closing Date, or (iv) in a transaction approved by a majority of the CDR Designees. No member of the Family Group shall, directly or indirectly, sell, transfer or otherwise dispose of any shares of Common Stock under this Section 3.2 if such sale, transfer or disposition is prohibited under the Support Agreement (provided that the Company will not issue a blanket stop transfer instruction against transfers among the Family Group or to Family Permitted Transferees).

(b) Any transfer or attempted transfer of shares of Common Stock in violation of this Section 3.2 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the stock register of the Company.

3.3 Termination of Article III. This Article III shall terminate and be of no further force or effect on the second anniversary of the Closing Date, provided that such termination shall not relieve any party of liability for such party’s breach of this Article III prior to such termination.

ARTICLE IV

INDEMNIFICATION

4.1 Indemnification.

(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Stockholder, each Affiliate thereof, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, Affiliates and shareholders, and each other Person, if any, who controls any such Stockholder or any such controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for, any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to a Covered Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons.

(b) In connection with any Registration Statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, will indemnify and hold harmless the Company, its directors and officers, each underwriter and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Stockholder expressly for use therein, and such Stockholder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be individual and several to each Stockholder and will be limited to the net amount of proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not, without the indemnified party’s prior consent, settle or compromise any action or claim or consent to the entry of any judgment unless such settlement or compromise includes as an unconditional term thereof the release of the indemnified party from all liability, which release shall be reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 5.1(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Stockholder will be obligated to contribute pursuant to this Section 5.1(e) will be limited to an amount equal to the net proceeds to such Stockholder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Stockholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

DEFINITIONS

5.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person or (ii) any officer, director, general partner or trustee of any of the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity, and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Board” has the meaning set forth in the recitals.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Buyout Transaction” means a tender offer, merger, sale of all or substantially all the Company’s assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of Voting Securities Beneficially Owned by each such holder for the same consideration or otherwise contemplates the acquisition of Voting Securities Beneficially Owned by each such holder for the same consideration.

“CDR Cessation Date” has the meaning set forth in Section 7.1.

“CDR Designee” has the meaning set forth in Section 1.1(a).

“CDR Fund VII” means Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership.

“CDR Investor” has the meaning set forth in the preamble.

“CDR Investor Group” means CDR Investor, CDR Parallel Fund and any CDR Permitted Transferees.

“CDR Parallel Fund” has the meaning set forth in the preamble.

“CDR Percentage Interest” means the percentage of Total Voting Power, determined on the basis of the number of Voting Securities actually outstanding, that is controlled directly or indirectly by CDR Investor Group, including as Beneficially Owned.

“CDR Permitted Transferee” means each of (i) the owners of CDR Investor, including the Beneficial Owners of any of its owners, in connection with any liquidation of, or a distribution with respect to an equity interest in, CDR Investor (including but not limited to any distribution by the owners of CDR Investor to their beneficial owners); (ii) CDR Parallel Fund or the Beneficial Owners of CDR Parallel Fund, in connection with any liquidation of, or a distribution with respect to an equity interest in, the Company (including but not limited to any distribution by CDR Parallel Fund to its Beneficial Owners) or (iii) an Affiliate (other than any “portfolio company” described below) provided, that in no event shall any “portfolio company” (as such term is customarily used among institutional investors) of the Affiliates of CDR Investor constitute a “CDR Permitted Transferee”. The Company or any of its subsidiaries may be CDR Permitted Transferees.

“Class A Common Stock” has the meaning set forth in the recitals.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization. Any reference to “Common Stock” in this Agreement shall include the Common Stock and Class A Common Stock of the Company.

“Company” has the meaning set forth in the preamble.

“Control” means the power to direct the affairs of a Person by reason of ownership of Voting Securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Family Group” means all of the Family Stockholders and Family Permitted Transferees who hold shares of Common Stock, and any reference to shares of Common Stock of the Family Group shall mean the aggregate of all shares of Common Stock held by all Family Stockholders and Family Permitted Transferees.

“Family Group Representative” has the meaning set forth in Section 6.3.

“Family Permitted Transferees” means any of (i) Leonard H. Lavin, (ii) Bernice E. Lavin, (iii) any descendant of any of the Persons referred to in clause (i) or (ii) of this definition, (iv) any spouse of any of the Persons referred to in clause (i), (ii) or (iii) of this definition, (v) any trust for the benefit of or estate of any one or more of the Persons referred to in clause (i), (ii), (iii) and/or (iv) of this definition, (vi) any Person, substantially all of the equity interests in which are owned, directly or indirectly, by any one or more of the Persons referred to in clause (i), (ii), (iii), (iv) and/or (v) of this definition and (vi) any foundation established by any one or more of the Persons referred to in any of the foregoing clauses of this definition of which a majority of the trustees or fiduciaries are Persons referred to in clauses (i), (ii), (iii) or (iv) of this definition.

“Family Stockholders” means all of the Stockholders (as defined in the Support Agreement) and the Permitted Transferees (as defined in the Support Agreement) holding shares of Common Stock as of the date of this Agreement, which Persons are listed on the signature pages to this Agreement.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Holdback Period” means, with respect to any registered offering covered by this Agreement, ninety days after and during the ten days before, the effective date of the related registration statement or, in the case of a takedown from a shelf registration statement, ninety days after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the holder of Registrable Securities.

“Independent Director” means an individual who, as a member of the Board following the Closing Date, would be independent of the Company under the rules of the New York Stock Exchange, Inc.

“Initial Family Group Shares” has the meaning set forth in the recitals.

“Investment” has the meaning set forth in the recitals.

“Investment Agreement” has the meaning set forth in the recitals.

“Non-CDR Director” has the meaning set forth in Section 1.1(a).

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Public Offering” means an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Stockholders notify the Company of their intention to offer Registrable Securities.

“Registrable Securities” means (i) all Common Stock, (ii) any other stock or securities that the Stockholders of the Common Stock may be entitled to receive, or will have received pursuant to such Stockholders’ ownership of the Common Stock, in lieu of or in addition to Common Stock, or (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (w) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, (x) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act or (y) they have been acquired by the Company.

“Registration Expenses” has the meaning set forth in Section 2.4(a).

“Registration Request” has the meaning set forth in Section 2.1(a). The term Registration Request will also include, where appropriate, a Short-Form Registration request made pursuant to Section 2.1(c).

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 145” means Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 415” means Rule 415 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling Stockholder.

“Shelf Underwritten Offering” has the meaning set forth in Section 2.6(a).

“Short-Form Registrations” has the meaning set forth in Section 2.1(c).

“Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

“Stockholder” means any holder of outstanding Registrable Securities who is a party to this Agreement or to whom the benefits of this Agreement have been validly assigned.

“Stockholders’ Counsel” has the meaning set forth in Section 2.4(b).

“Support Agreement” means the Support Agreement, dated as of June 19, 2006, as amended from time to time in accordance with its terms, between CDR Investor, the Company, Alberto-Culver and the Persons whose names are set forth on the signature pages thereto under the caption “Stockholders”.

“Take-Down Notice” has the meaning set forth in Section 2.6(a).

“Total Voting Power” at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

“Voting Securities” means, at any time, shares of any class of equity securities of the Company, which are then entitled to vote generally in the election of directors.

5.2 Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The definitions given for terms in this Article V and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter (including the Investment Agreement) shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE VI

CERTAIN VOTING RIGHTS; STOCKHOLDER MATTERS

6.1 Venture Capital Investment. The Company hereby agrees that it shall (i) furnish CDR Fund VII with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course and as CDR Fund VII may from time to time reasonably request, (ii) shall permit CDR Fund VII to discuss the affairs, finances and accounts of the Company, and to make proposals and furnish advice with respect thereto, with the principal officers of the Company within thirty days after the end of each fiscal quarter of the Company, and (iii) shall invite a representative of CDR Fund VII to attend all meetings of the Board in a nonvoting observer capacity if CDR Fund VII is not represented on the Board and, in this respect, shall give such representative copies of all notices, minutes, consents, and other material that it provides to the directors and such representative shall be entitled to participate in discussions of matters brought to the Board, provided that the requirement in this clause (iii) shall be deemed satisfied so long as any CDR Designee is represented on the Board. The rights set forth in this Section 6.1 are intended to satisfy the requirement of contractual management rights for the purpose of qualifying CDR Fund VII as a “venture capital operating company” under the Department of Labor’s “plan assets” regulations.

6.2 Access to Information; Etc. The Company shall permit, and shall cause its direct and indirect subsidiaries to permit, any representatives designated by the Family Group Representative, upon reasonable notice, during normal business hours and in a manner that does not unreasonably interfere with the management and operation of the Company and/or such subsidiaries to: (i) examine the corporate and financial records of the Company and such subsidiaries and make copies or extracts of such records and (ii) on any two occasions in each successive eighteen month period following the date hereof, discuss the affairs, finances and accounts of any such entities with the officers and independent accountants of the Company and such subsidiaries. No representative of a member of the Family Group will be entitled to the access rights specified in clauses (i) or (ii) of the first sentence of this Section 6.2 unless and until such representative has entered into a customary confidentiality agreement with the Company. In addition, subject to Applicable Law, the Company shall invite the Family Group to attend all investor conferences held by the Company. For avoidance of doubt, neither a private meeting with a stockholder of the Company or a small group of stockholders of the Company nor a meeting among employees of the Company is an investor conference. This Section 6.2 shall terminate and be of no further force or effect immediately upon the Family Group ceasing to Beneficially Own at least 5% of the outstanding shares of Common Stock.

6.3 Family Group Representative. Each member of the Family Group hereby appoints Carol L. Bernick as the sole representative of such Stockholder (the “Family Group Representative”) to act as the agent and on behalf of such Stockholder for all purposes under this Agreement, including for the purposes set forth in Articles II and III. As the representative of the Family Group, the Family Group Representative shall act as the agent for all members of the Family Group, shall have the authority to bind each such Stockholder in accordance with this Agreement, and each of the Company and CDR Investor Group may rely on such appointment and authority of the Family Group Representative for all purposes of this Agreement. The members of the Family Group holding a majority of the Registrable Securities then held by the Family Group may designate a successor Family Group Representative at any time after the date hereof, which change shall only be effective for purposes of this Agreement after receipt by each of the Company and CDR Investor of notice given at least fifteen days prior to the appointment of a successor Family Group Representative, provided that in the event of the death of the Family Group Representative such notice shall be given as soon as reasonably practicable.

6.4 Trustee Exculpation. When this Agreement is executed on behalf of a member of the Family Group by the trustee of any trust, such execution is by the trustee, not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof. Any liability hereunder of any member of the Family Group which is a trust shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.

ARTICLE VII

MISCELLANEOUS

7.1 Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of all parties hereto or their respective successors in interest (with the consent of a majority of Independent Directors), (b) except as provided in Section 1.4 and Section 3.3, the date on which CDR Investor Group ceases to hold any shares of Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company (“CDR Cessation Date”), provided, however, that if any member of the Family Group holds Registrable Securities after the CDR Cessation Date then, in order to provide for the rights of such remaining members of the Family Group, this Agreement (other than Article I, Section 3.1 and Section 6.1)

shall survive until the earlier of clause (a) and (c) of this Section 7.1 and (c) the dissolution, liquidation or winding up of the Company.

7.2 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement or grant any registration rights to any other Person without obtaining the prior approval of CDR Investor.

7.3 Legend.

(a) All certificates representing the shares of Common Stock held by each Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b) Upon the permitted sale of any shares of Common Stock pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, the certificates representing such shares of Common Stock shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 7.3 provided that the Company may condition such replacement of certificates under the foregoing clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

7.4 Stock Splits, etc. Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any capital stock of the Company in connection with any registration of such capital stock, if the Board determines, following consultation with the managing underwriter (or, in connection with an offering that is not underwritten, an investment banker) that a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of capital stock of the Company referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

7.5 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company (to the extent approved by a majority of Independent Directors) and CDR Investor, provided that (x) no such waiver or amendment that would be reasonably expected to adversely affect the Family Group shall be effective without the prior written consent of the Family Group Representative and (y) no such consent shall be required of the Family Group Representative if as of the date of such amendment or waiver the Family Group no longer holds any shares of Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company. A copy of each such amendment shall be sent to each Stockholder and shall be binding upon each party hereto, provided that the failure to deliver a copy of such amendment shall not impair or affect the validity of such amendment.

7.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment will have been made, the provisions of this Agreement which are for the benefit of the holders of the Registrable Securities (or any portion thereof) as such will be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof). Notwithstanding the foregoing, no member of CDR Investor Group may assign its rights under this Agreement without the prior written consent of the Family Group Representative and no member of the Family Group may assign its rights under this Agreement without the prior written consent of CDR Investor, provided that (i) CDR Investor may assign such rights, absent such consent, in connection with a sale, transfer or disposition to any CDR Permitted Transferee and (ii) any member of the Family Group may assign such rights, absent such consent, in connection with a sale, transfer or disposition to any Family Permitted Transferee. Notwithstanding anything to the contrary in this Agreement, the Company may assign this Agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or stock of the Company to any of its subsidiaries or Affiliates, and, upon the consummation of any such merger, reorganization, sale, transfer or contribution, such subsidiary or Affiliate shall automatically and without further action assume all of the obligations and succeed to all the rights of the Company under this Agreement.

7.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

7.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

7.11 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 7.15 shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in the above-named courts, or that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

7.12 Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7.12.

7.13 Enforcement; Attorneys’ Fees. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof, provided that no Stockholder will have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

7.14 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns, all of whom shall be third party beneficiaries of this Agreement, provided that CDR Fund VII is an intended third party beneficiary of this Agreement and the Persons indemnified under Article IV are intended third party beneficiaries of Article IV.

7.15 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to it at:

[                        ]

    with a copy to (which shall not constitute notice):

[                        ]

If to CDR Investor, to it at:

CDRS Acquisition LLC

c/o Clayton, Dubilier Rice Fund VII, L.P.

1403 Foulk Road, Suite 106

Wilmington, DE 19803

Facsimile: (302) 427-7398

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul S. Bird, Esq.

Facsimile: (212) 909-6836

If to CDR Parallel Fund, to it at:

CD&R Parallel Fund VII, L.P.

1403 Foulk Road, Suite 106

Wilmington, Delaware 19803

Facsimile: (302) 427-7398

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.

375 Park Avenue, 18th floor

New York, New York 10152

Attention: Mr. Donald J. Gogel

Facsimile: (212) 407-5252

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul S. Bird, Esq.

Facsimile: (212) 909-6836

If to the Family Group or the Family Group Representative, to it at:

Carol L. Bernick

909 Ashland Avenue

River Forest, Illinois 60305

Facsimile: [•]

with a copy to (which shall not constitute notice):

Neal Gerber & Eisenberg LLP

Two North LaSalle Street, Suite 2200

Chicago, Illinois 60602

Attention: Marshall E. Eisenberg

Facsimile: (312) 269-1747

If to any other Stockholder, to its address set forth on the signature page of such Stockholder to this Agreement with a copy (which shall not constitute notice) to any party so indicated thereon.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by overnight courier, on the day delivered, or (z) if by fax, on the day delivered.

7.16 Entire Agreement. This Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

NEW SALLY HOLDINGS, INC.

By:
Name:
Title:

CDRS ACQUISITION LLC

By:
Name:
Title:

CD&R PARALLEL FUND VII, L.P.

By:
Name:
Title:

[LIST FAMILY STOCKHOLDERS]

By:
Name:
Title:

34